UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2020

PATRIOT NATIONAL BANCORP, INC.

(Exact name of registrant as specified in its charter)

Connecticut	000-29599	06-1559137
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Bedford Street, Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (203) 324-7500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	PNBK	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2020, Patriot Bank, N.A., (“Patriot Bank”), a wholly-owned subsidiary of Patriot National Bancorp, Inc. (the “Company”) eliminated the positions of President and Chief Lending Officer. As a result, Scott Laughinghouse’s employment as Executive Vice President and Chief Lending Officer of Patriot Bank was terminated, effective immediately. These decisions, in conjunction with other profit improvement strategies, are being proactively implemented to build regulatory capital buffers and to strengthen Patriot Bank’s profitability ahead of uncertain times.

On the same day, Patriot Bank promoted Stuart Schulman as Senior Managing Director and Head of Commercial Lending of Patriot Bank. Such positions are deemed not executive officer positions, but created as a part of the Company’s strategic planning and in connection with the elimination of the positions of President and Chief Lending Officer.

Mr. Schulman is an experienced and highly accomplished commercial bank originator with proven results in new transaction sourcing for leverage loans, both cash flow and asset based. He is skilled in building long-term relationships with chief financial officers, investment banks, and identifying loan opportunities, evaluating, and assisting in obtaining credit approval. He has been successful in cross-selling banking products to customers. With an outstanding track record of business development, he consistently exceeds financial budgets and maintains an excellent quality loan portfolio. From 2011 to January 2017, Mr. Schulman was Managing Director and Relationship Manager of Capital One, N.A., based in Stamford, CT, responsible for marketing to companies with revenues from $250 million to $5 billion. He built the largest loan portfolio in Capital One Business Credit, which was merged into the bank in September 2015, and developed several large asset-based lending underwriting opportunities that led to significant fee income for the bank. From 2009 to 2011, Mr. Schulman was Deputy Chief Executive Officer of SL Financial Services, based in Westport, CT, which is an equipment finance subsidiary of Landesbank Baden-Württemberg, the third largest Bank in Germany. At SL Financial Services, he oversaw key U.S. national accounts and supported key manufacturing vendor relationships. Prior to 2009, he also worked in other financial institutions, focused on loan portfolios, financial products and marketing. Mr. Schulman received an M.B.A. in Finance (Honors) from Adelphi University, and a B.A. degree in History (Cum Laude) from Adelphi University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL BANCORP, INC.

Date: April 3, 2020	By:	/s/ Michael A. Carrazza
		Name:	Michael A. Carrazza
		Title:	Chairman and Chief Executive Officer